Exhibit 10.1
PREMIUM STANDARD FARMS, INC.
RESTRICTED STOCK AWARD AGREEMENT
     THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of  ___ (the “Grant Date”), is made by and between Premium Standard Farms, Inc., a Delaware corporation (the “Company”), and ___, an ___ of the Company (the “Participant”).
W I T N E S S E T H:
     WHEREAS, the Company adopted that certain 2005 Long Term Incentive Plan, dated as of June 17, 2005 (the “Plan”); and
     WHEREAS, among other things, the Plan provides for the granting of restricted stock awards by the Compensation Committee of the Board of Directors of the Company (the “Committee”) to eligible employees of the Company or an Affiliate to purchase shares of the common stock of the Company, par value $.01 per share (the “Common Stock”), in accordance with the terms and provisions thereof; and
     WHEREAS, the Committee considers the Participant to be an employee who is eligible for a grant of restricted stock pursuant to the Plan, and has determined that it would be in the best interests of the Company to grant the restricted stock documented herein; and
     WHEREAS, the Participant wishes to accept such award, subject to the terms and conditions hereinafter set forth.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1. Definitions. Unless otherwise provided herein, the capitalized terms have the same definition and meaning as provided in the Plan.
     2. Restricted Stock Award. Subject to the terms and conditions of the Plan and the terms, conditions and restrictions set forth in this Agreement, the Committee hereby awards to the Participant                      shares of Common Stock of the Company (the “Restricted Stock”).
     3. Restrictions. Prior to the expiration of any period in which a possibility of forfeiture exists pursuant to Section 4 below (the “Applicable Restriction Period”), the Participant may not sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of any Restricted Stock to which such Applicable Restriction Period relates, except for transfer by will or the laws of descent and distribution. Any attempt to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of the Restricted Stock to which such Applicable Restriction Period relates, or to subject such Restricted Stock to execution, attachment or similar process, contrary to the provisions hereof, shall be void and ineffective, shall give no right to any purported transferee, and may, at the discretion of the Committee, result in forfeiture of such Restricted Stock.
     4. Applicable Restriction Period. Except to the extent otherwise provided in this Agreement and in the Plan, if the Participant remains continuously employed by the Company through the expiration of any Applicable Restriction Period, the possibility of forfeiture with respect to such percentage of the Restricted Stock as is set forth below shall lapse, and such Restricted Shares shall be fully-owned by the Participant in accordance with the following schedule:
     (a)                      percent (                    %) of the Participant’s Restricted Stock shall no longer be subject to forfeiture on and after the                      anniversary of the Grant Date; and

     (b) An additional                      percent (                    %) of the Participant’s Restricted Stock shall no longer be subject to forfeiture on and after each of the                     ,                      and                      anniversaries of the Grant Date.
     5. Shareholder Rights. Notwithstanding the foregoing and except as provided in Section 3, the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding a class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends thereon; provided, however, that if any dividends or other distributions with respect to the Restricted Stock shall be paid in shares of Common Stock, such shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they are paid.
     6. Escrow of Restricted Stock. As of the Grant Date of the Restricted Stock award, the Company shall issue in the name of the Participant a certificate or certificates evidencing the Restricted Stock, or retain such shares in a separate account, and shall retain custody of any such certificate or certificates and control of any such account to the extent, and for so long as, the restrictions described herein have not lapsed during any Applicable Restriction Period. The Participant hereby agrees, upon the request of the Company, to execute in blank and to deliver to the Company such stock powers and other related documents as may be deemed advisable by the Company in order to effectively carry out the provisions of this Agreement, and, by execution of this Agreement, the Participant hereby designates the Secretary of the Company as his or her attorney in fact, with full power and authority to execute on the Participant’s behalf any of the foregoing documents.
     7. Other Conditions.
     (a) Termination of Employment. If the Participant incurs a Termination of Employment, all shares of Common Stock remaining subject to the restrictions described herein as of the date of Termination of Employment shall be forfeited and Participant shall have no rights therein. Notwithstanding the foregoing, the effect of a Termination of Employment for death or Disability of the Participant shall be governed by the Plan.
     (b) Termination due to Change in Control. In the event of a Change of Control, the restrictions applicable to the Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.
     8. Government Regulations, Registration and Listing of Stock. This Agreement, the awarding of the Restricted Stock and the Company’s obligation to deliver shares evidencing the Restricted Stock hereunder shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals which may be required by regulatory or governmental agencies.
     9. Agreement Respecting Taxes. The Participant hereby agrees to pay to the Company, or to make arrangements satisfactory to the Company for the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock or this Restricted Stock award, including withholding from the Participant’s compensation. In addition, the Participant hereby acknowledges and agrees that the Company shall, to the maximum extent permitted by law, have the right to deduct from any compensation, other payments or awards otherwise due to the Participant, any taxes described in the previous sentence required by law to be withheld with respect to the Restricted Stock or this Restricted Stock award. Finally, the Participant acknowledges that he or she is aware that any taxes referred to in this section may be due upon the vesting of all or a portion of the Restricted Stock.
     10. Code Section 83(b) Election. The Participant hereby agrees to immediately notify the Company in the manner described in this Section 10 of any election made by the Participant under Section 83(b) of the Code with respect to the Restricted Stock. The Participant shall execute and deliver to the Company with this executed Agreement the (i) Acknowledgement and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Internal Revenue Code and (ii) Election Pursuant to Section 83(b) of the Internal Revenue Code, both of which are attached hereto as Exhibits A and B, respectively. The Participant should consult the Participant’s own tax adviser to determine if there is a comparable election to file in the state of the Participant’s residence and whether such filing is desirable under the circumstances.
     11. No Other Rights Created. Neither this Agreement nor the Restricted Stock award shall constitute an employment agreement nor shall confer upon the Participant any right to remain in the employ of the Company. The Participant shall remain subject to termination of his employment to the same extent as though this Agreement and the Restricted Stock award did not exist.
     12. Binding Effect. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and any conflict between the terms of this Agreement and the terms and provisions of the Plan shall be resolved by the Committee, whose determination shall be final and binding on all parties. In general, and except as otherwise determined by the Committee, the provisions of the Plan shall supersede the provisions of this Agreement to the extent of any conflict between the Plan and this Agreement.
     13. Notices. Any notice hereunder to the Company shall be addressed to it at 805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105, to the attention of Vice President, Human Resources. Any notice hereunder to the Participant shall be addressed to the Participant at the address set forth below, subject to the right of either party at any time hereafter to designate at any time hereafter in writing a different address.
     14. Amendment. The Committee may at any time unilaterally amend the terms and conditions pertaining to the Restricted Stock award; provided, however that any such amendment which is adverse to the Participant shall require the Participant’s written consent. Any other amendment of this Agreement shall require a written agreement executed by both parties.
     15. Miscellaneous. This Agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed exclusively in the State of Delaware. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.
     (a) Legend on Stock Certificates. All certificates representing the Restricted Stock will bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK AWARD AGREEMENT AMONG PREMIUM STANDARD FARMS, INC. (THE “CORPORATION”) AND THE HOLDER OF THE STOCK REPRESENTED BY THIS CERTIFICATE. COPIES OF THE AGREEMENT WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement as of the day and year first above written.

PREMIUM STANDARD FARMS, INC.

By:

Name:
Title:

Participant:

Name:

Address:

EXHIBIT A
ACKNOWLEDGMENT AND STATEMENT
OF DECISION REGARDING ELECTION
PURSUANT TO SECTION 83(b)
of
THE INTERNAL REVENUE CODE
     The undersigned (which term includes the undersigned’s spouse), a holder of                      shares of Common Stock (the “Restricted Stock”) of Premium Standard Farms, Inc., a Delaware corporation (the “Company”), pursuant to a Restricted Stock Award Agreement with the Company dated as of                      (the “Agreement”), hereby states as follows:
     1. The undersigned acknowledges receipt of a copy of the Agreement. The undersigned has carefully reviewed the Agreement.
     2. The undersigned either [check as applicable]:
                          (a) has consulted, and has been fully advised by, the undersigned’s own tax adviser, whose business address is                                                             , regarding the federal, state and local tax consequences of being issued the Interests under the Agreement, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state laws; or
                          (b) has knowingly chosen not to consult such tax adviser.
     3. The undersigned hereby states that the undersigned has decided to make an election pursuant to Section 83(b) of the Code and is submitting to the Company, together with the undersigned=s executed Agreement, an executed form which is attached as Exhibit B to the Agreement.
     4. Neither the Company nor a representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the issuance of the Restricted Stock to the undersigned pursuant to the Agreement or of the making or failure to make an election pursuant to Section 83(b) of the Code or corresponding provisions, if any, of applicable state law.
     5. The undersigned is also submitting to the Company, together with the Agreement, an executed original of an election, if any is made, of the undersigned pursuant to provisions of state law corresponding to Section 83(b) of the Code, if any, which are applicable to the issuance of the Restricted Stock to the undersigned pursuant to the Agreement.

Date:	Participant:

(Sign Name)

(Print Name)

Date:	Participant Spouse

(Sign Name)

(Print Name)
A-1

EXHIBIT B
ELECTION PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE TO INCLUDE IN GROSS INCOME
THE EXCESS OVER THE PURCHASE PRICE, IF ANY,
OF THE VALUE OF PROPERTY TRANSFERRED
IN CONNECTION WITH SERVICES
     The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the 2___ taxable year the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):
     1. The undersigned’s name, address and taxpayer identification (social security) number are:
          Name:
          Address:
          Social Security #:
     2. The property with respect to which the election is made consists of                      shares of Common Stock (the “Restricted Stock”) of Premium Standard Farms, Inc., a Delaware corporation (the “Company”).
     3. The date on which the above property was transferred to the undersigned was                      and the taxable year to which this election relates is 2___.
     4. The above property is subject to the following restrictions: (a) forfeiture of the Restricted Stock if the Participant ceases to be an employee of the Company or an affiliate of the Company, and (b) certain restrictions should the undersigned wish to transfer the Restricted Stock.
     5. The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) is $                       per share.
     6. The amount paid for the above property by the undersigned was $                       per share.
     7. A copy of this election has been furnished to the Company, and a copy will be filed with the income tax return of the undersigned to which this election relates.

Date:	Participant:

(Sign Name)

(Print Name)

Date:	Participant Spouse

(Sign Name)

(Print Name)
B-1